Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements (the “Pro Forma Financial Statements”) have been derived from the unaudited condensed consolidated financial statements of SJW Group (“SJW”) as of June 30, 2019 and for the six months then ended included in SJW’s Quarterly Report on Form 10-Q for the fiscal quarter then ended, the unaudited condensed consolidated financial statements of Connecticut Water Service Inc. (“CTWS”) as of June 30, 2019 and for the six months then ended included in CTWS’s Quarterly Report on Form 10-Q for the fiscal quarter then ended, the audited consolidated financial statements of SJW for the year ended December 31, 2018 included in SJW’s Annual Report on Form 10-K for the fiscal year then ended, and the audited consolidated financial statements of CTWS for the year ended December 31, 2018 included in CTWS’s Annual Report on Form 10-K for the fiscal year then ended.

The Unaudited Pro Forma Condensed Combined Balance Sheet (the “Pro Forma Balance Sheet”) as of June 30, 2019 gives effect to the proposed acquisition of CTWS (the “CTWS Acquisition”) and related financing as if they had been completed on June 30, 2019. The Unaudited Pro Forma Condensed Combined Statements of Operations (the “Pro Forma Statements of Operations”) for the six months ended June 30, 2019 and the year ended December 31, 2018 give effect to the proposed CTWS Acquisition if it had been completed on January 1, 2018.

The Second Amended and Restated Agreement and Plan of Merger (“the Merger Agreement”) provides that SJW will acquire CTWS for total cash consideration of $70.00 for each CTWS common share outstanding. The total cash purchase price, including $1.9 million for the estimated cash settlement of certain employee compensation awards, is approximately $846.9 million. The Pro Forma Financial Statements assume that SJW finances the acquisition with gross proceeds from its December 2018 sale of 7,762,000 common equity shares of approximately $426.9 million, net of $15.9 million of offering costs, and the October 2019 issuance of $439.9 million in new fixed rate term loans, net of $4.0 million of debt issuance costs.. SJW raised an additional $9.8 million in the debt financing to partially finance transaction costs incurred in connection with the CTWS Acquisition.

Along with the acquisition debt financing, SJW raised $60.0 million of new proceeds used to partially refinance certain CTWS short-term borrowings on its existing lines of credit after the CTWS Acquisition closed.

The historical consolidated financial information has been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are: (1) directly attributable to the transaction, (2) factually supportable and (3) with respect to the Pro Forma Statements of Operations, expected to have continuing impact on the combined results of SJW and CTWS. As such, the impact of non-recurring transaction related expenses is not included in the Pro Forma Statements of Operations. However, the impact of such expenses is reflected in the Pro Forma Balance Sheet as an increase to liabilities and decrease in income taxes payable (for the deductible portion) and retained earnings.

The Pro Forma Financial Statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the transaction. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions or commitments made to regulatory authorities that may impact the Pro Forma Financial Statements subsequent to transaction close. In addition, the Pro Forma Financial Statements do not purport to project the future financial position or operating results of the combined company.

United States Generally Accepted Accounting Principles (“GAAP”) require that one party to the transaction be identified as the acquirer. In accordance with such principles, the merger of SJW and CTWS is being accounted for as an acquisition of CTWS common stock by SJW, which we refer to as the CTWS Acquisition, and will follow the acquisition method of accounting for business combinations. As described above, SJW is financing the CTWS Acquisition with a combination of debt and equity proceeds.

On November 28, 2018, SJW Group entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters, pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 6,750,000 shares of the Company’s common stock (the “Firm Shares”) in an underwritten public offering. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,012,500 shares of its common stock (the “Option Shares”), which was subsequently exercised in full on December 3, 2018. The offering of the Firm Shares closed on December 3, 2018 and the offering of the Option Shares closed on December 5, 2018. The Company received net proceeds of approximately $357 million from the sale of the Firm Shares and received additional net proceeds of approximately $54 million from the sale of the Option Shares. The combined $411 million net proceeds raised represents approximately 49% of the CTWS Acquisition purchase price.

On October 8, 2019, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain purchasers (collectively, the Purchasers) pursuant to which the Company sold an aggregate principal amount of $310 million of its 3.05% Senior Notes, Series 2019A, due November 1, 2029, $75 million of its 3.15% Senior Notes, Series 2019B, due November 1, 2031, and $125 million of its 3.53% Senior Notes, Series 2019C, due November 1, 2039 (collectively, the “Notes”). The Notes are unsecured obligations of the Company. Interest is payable semi-annually in arrears on May 1st and November 1st of each year. The Note Purchase Agreement contains customary representations and warranties. Under the Note Purchase Agreement, the Company is required to comply with certain customary affirmative and negative covenants for as long as the Notes are outstanding. The Notes are also subject to customary events of default, the occurrence of which may result in all of the Notes then outstanding becoming immediately due and payable. The closing occurred simultaneously with the signing of the Note Purchase Agreement. The company used $439.9 million of the Note proceeds, net of $4.0 million in offering costs, to finance approximately 51% of the CTWS Acquisition purchase price.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

At June 30, 2019

(In thousands)

	Historical Results		Reclassification	Pro Forma
	(as reported)		Adjustments	Adjustments		Pro Forma
	SJW Group	Connecticut Water	(Note 2)	(Note 5)		Combined
ASSETS
Utility Plant:
Land	$18,303	$—	$15,788	$—		$34,091
Depreciable plant and equipment	1,870,156	—	874,378	—		2,744,534
Nondepreciable Plant	—	—	110,112	—		110,112
Construction in progress	100,350	23,017	—	—		123,367
Utility plant	—	1,000,278	(1,000,278)	—		—
Intangible assets	15,799	—	—	—		15,799

Total utility plant	2,004,608	1,023,295	—	—		3,027,903
Less accumulated depreciation and amortization	(635,005)	(266,915)	—	—		(901,920)

Net utility plant	1,369,603	756,380	—	—		2,125,983

Nonutility plant	56,473	12,914	(12,335)	—		57,052
Less accumulated depreciation	(12,925)	—	—	—		(12,925)

Net nonutility property	43,548	12,914	(12,335)	—		44,127

CURRENT ASSETS:
Cash	9,849	2,435	—	69,789		82,073
Money Market Fund	412,000	—	—	(411,076)		924
Accounts receivable:
Customers, net of allowance	24,350	13,879	(734)	—		37,495
Other	3,853	—	984	—		4,837
Unbilled utility revenue	32,800	10,810	—	—		43,610
Current Reg Asset	15,904	—	11,931	367	(b,d)	28,202
Other current assets	5,163	13,271	(8,769)			9,665

Total current assets	503,919	40,395	3,412	(340,920)		206,806

OTHER ASSETS:
Investments	—	—	12,335	—		12,335
Regulatory assets and deferred charges, less current portion	81,746	104,388	(3,412)	13,536	(b,d)	196,258
Other intangible Assets	—	—	—	15,000	(a,k)	15,000
Goodwill	—	66,403	—	542,798	(c)	609,201
Other	4,834	947		—		5,781

Total other assets	86,580	171,738	8,923	571,334		838,575

	2,003,650	981,427	—	230,414		3,215,491

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common stock	$28	$191,292	$—	$(191,292)	(i)	28
Additional paid-in capital	497,633	—	—	—		497,633
Retained earnings	396,334	104,493	—	(130,431)	(i)	370,396
Accumulated other comprehensive income	—	(210)	—	210	(i)	—

Total shareholders’ equity	893,995	295,575	—	(321,513)		868,057
Long-term debt, less current portion	510,859	256,916	—	520,384	(d)	1,288,159

Total capitalization	1,404,854	552,491	—	198,871		2,156,216

CURRENT LIABILITIES:
Line of credit	55,000	74,632	—			129,632
Current portion of long-term debt	—	4,051	—	448	(d)	4,499
Accrued ground water extraction charge, purchased water and power	17,625	—	—	—		17,625
Accounts payable	28,253	10,691	(2,056)	23,429	(e)	60,317
Accrued interest	7,972	1,593	—	—		9,565
Accrued taxes	1,042	—	—	(3,136)	(f)	(2,094)
Accrued payroll	5,573	—	2,056	—		7,629
Other current liabilities	11,593	4,948	—	5,156	(g)	21,697

Total current liabilities	127,058	95,915	—	25,897		248,870

DEFERRED INCOME TAXES	76,983	32,877	73,229	5,645	(h)	188,734
ADVANCES FOR CONSTRUCTION	83,454	24,673	—	—		108,127
CONTRIBUTIONS IN AID OF CONSTRUCTION	168,515	136,436	—	—		304,951
POSTRETIREMENT BENEFIT PLANS	72,432	32,096	—	—		104,528
REGULATORY LIABILITY	57,901	29,386	—	—		87,287
UNFUNDED FUTURE INCOME TAXES	—	73,229	(73,229)	—		—
OTHER NONCURRENT LIABILITIES	12,453	4,324	—	—		16,777

	$2,003,650	$981,427	$—	$230,414		$3,215,491

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED June 30, 2019

(In Thousands)

	Historical Results		Reclassification	Pro Forma
	(as reported)		Adjustments	Adjustments			Pro Forma
	SJW Group	Connecticut Water	(Note 2)	(Note (5)			Combined
OPERATING REVENUE	$180,647	$56,910	—	—			237,557

OPERATING EXPENSE:
Production Expenses:
Purchased water	40,043	—	654	—			40,697
Ground water extraction charges	15,963	—	—	—			15,963
Other production expenses	12,911	—	6,418	—			19,329
Operations and maintenance	—	25,725	(25,725)	—			—

Total production expenses	68,917	25,725	(18,653)	—			75,989

Administrative and general	25,699	—	13,655	—			39,354
Maintenance	9,054	—	5,381	—			14,435
Taxes, other than income	7,976	5,943	—	—			13,919
Depreciation & amortization	30,246	9,712	—	500	(k)		40,458
Allowance for funds used during construction	—	(359)	—	—			(359)
Merger related expenses	4,376	3,096	—	(7,472)	(j)		—

Total operating expense	146,268	44,117	383	(6,972)			183,796

OPERATING INCOME	34,379	12,793	(383)	6,972			53,761

Interest on long-term debt	(12,505)	(6,519)	(1,407)	8,326	(l	)	(12,105)
Pension non-service cost	(1,828)	—	128	—			(1,700)
Interest on Money Market Funds	4,174	—	—	—			4,174
Other, net	1,652	2,261	1,466	—			5,379

Income before income taxes	$25,872	$8,535	($196)	$15,298			49,509

Provision for income taxes	$6,237	$511	(196)	3,417	(m	)	9,969

NET INCOME BFORE NONCONTROLLING INTEREST	$19,635	$8,024	—	$11,881			39,540
Less net income attributable to noncontrolling interest	$224	—	—	—			224

SJW GROUP NET INCOME	$19,411	$8,024	$0	$11,881			39,316

Earnings Per Share and Common Shares Outstanding
-Basic	$0.68	$0.67	—	—			$1.38
-Diluted	$0.68	$0.67	—	—			$1.38
Weighted Average Common Shares Outstanding
-Basic	28,431,764	11,966,000	—	(11,966,000)	(n)		28,431,764
-Diluted	28,516,927	12,062,000	—	(12,062,000)	(n)		28,516,927

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2018

(In Thousands)

	Historical Results		Reclassification	Pro Forma
	(as reported)		Adjustments	Adjustments		Pro Forma
	SJW Group	Connecticut Water	(Note 2)	(Note (5)		Combined
OPERATING REVENUE	$397,699	$116,665	—	—		$514,364

OPERATING EXPENSE:
Production Expenses:
Purchased water	97,378	—	1,900	—		99,278
Ground water extraction charges	46,770	—	—	—		46,770
Other production expenses	24,578	—	12,867	—		37,445
Operations and maintenance	—	52,006	(52,006)	—		—

Total production expenses	168,726	52,006	(37,239)	—		183,493

Administrative and general	48,933	—	27,221	—		76,154
Maintenance	18,414	—	10,883	—		29,297
Taxes, other than income	14,975	11,874	—	—		26,849
Depreciation & amortization	54,601	18,692	—	1,000	(k)	74,293
Merger related expenses	18,610	10,819	180	(29,609)	(j)	—

Total operating expense	324,259	93,391	1,045	(28,609)		390,086

OPERATING INCOME	73,440	23,274	(1,045)	28,609		124,278

Interest on long-term debt	(24,332)	(11,124)	(901)	$(16,652)	(l)	(53,009)
Pension non-service cost	(2,356)	—	(1,214)	—		(3,570)
Unrealized loss on investments	(527)	—	—	—		(527)
Other, net	2,607	2,537	2,986	—		8,130

Income before income taxes	48,832	14,687	(174)	11,957		75,302

Provision for income taxes	10,065	(2,008)	(174)	268	(m)	8,151

NET INCOME	$38,767	$16,695	—	$11,689		$67,151
Preferred Stock dividend requirement	—	$10	—	($10)		—

Net income available to common stock	$38,767	$16,685	$—	$11,699		$67,151

Earnings Per Share and Common Shares Outstanding
-Basic	$1.83	$1.40	—	—		$2.37
-Diluted	$1.82	$1.38	—	—		$2.36
Weighted Average Common Shares Outstanding
-Basic	21,214,277	11,914,000	—	(4,740,500)	(n)	28,387,777
-Diluted	21,332,387	12,065,000	—	(4,891,500)	(n)	28,505,887

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The Pro Forma Balance Sheet as of June 30, 2019 gives effect to the CTWS Acquisition as if it had been completed on June 30, 2019. The Pro Forma Balance Sheet also gives effect to the issuance of $9.8 million in new fixed rate term debt to finance a portion of the CTWS Acquisition transaction costs and $60.0 million that used to partially refinance certain CTWS short-term borrowings on its existing lines of credit after the acquisition closed. The Pro Forma Statements of Operations for the six-months ended June 30, 2019 and the year ended December 31, 2018 give effect to the proposed CTWS Acquisition and issuance of the new fixed rate term debt as if the transaction had been completed on January 1, 2018.

The Second Amended and Restated Agreement and Plan of Merger (“the Merger Agreement”) provides that SJW will acquire CTWS for total cash consideration of $70.00 for each CTWS common share outstanding. The total cash purchase price, including $1.9 million for the estimated cash settlement of certain employee compensation awards, is approximately $846.9 million. The Pro Forma Financial Statements assume that SJW finances the acquisition with gross proceeds from its December 2018 common equity share issuance of approximately $426.9 million, net of $15.9 million of offering costs, and the October 2019 issuance of $439.9 million in new fixed rate term loans, including $4.0 million for estimated debt issuance costs. SJW raised an additional $9.8 million to partially finance transaction costs incurred in connection with the CTWS Acquisition.

Along with the acquisition financing, SJW raised $60.0 million of proceeds as part of the October 2019 debt issuance used to partially refinance certain CTWS short-term borrowings on its existing lines of credit after the CTWS Acquisition closed.

On November 28, 2018, SJW Group entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters, pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 6,750,000 shares of the Company’s common stock (the “Firm Shares”) in an underwritten public offering. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,012,500 shares of its common stock (the “Option Shares”), which was subsequently exercised in full on December 3, 2018. The offering of the Firm Shares closed on December 3, 2018 and the offering of the Option Shares closed on December 5, 2018. The Company received net proceeds of approximately $357 million from the sale of the Firm Shares and received additional net proceeds of approximately $54 million from the sale of the Option Shares. The combined $411 million net proceeds raised represents approximately 49% of the CTWS acquisition purchase price.

On October 8, 2019, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain purchasers (collectively, the Purchasers) pursuant to which the Company sold an aggregate principal amount of $310 million of its 3.05% Senior Notes, Series 2019A, due November 1, 2029, $75 million of its 3.15% Senior Notes, Series 2019B, due November 1, 2031, and $125 million of its 3.53% Senior Notes, Series 2019C, due November 1, 2039 (collectively, the “Notes”). The Notes are unsecured obligations of the Company. Interest is payable semi-annually in arrears on May 1st and November 1st of each year. The Note Purchase Agreement contains customary representations and warranties. Under the Note Purchase Agreement, the Company is required to comply with certain customary affirmative and negative covenants for as long as the Notes are outstanding. The Notes are also subject to customary events of default, the occurrence of which may result in all of the Notes then outstanding becoming immediately due and payable. The closing occurred simultaneously with the signing of the Note Purchase Agreement. The company used $439.9 million of the Note proceeds, net of $4.0 million in offering costs, to finance approximately 51% of the CTWS Acquisition purchase price.

The Unaudited Pro Forma Condensed Combined Financial Statements (the “Pro Forma Financial Statements”) have been derived from the unaudited condensed consolidated financial statements of SJW Group (“SJW”) as of June 30, 2019 and for the six months then ended included in SJW’s Quarterly Report on Form 10-Q for the fiscal quarter then ended, the unaudited condensed consolidated financial statements of Connecticut Water Service Inc. (“CTWS”) as of June 30, 2019 and for the six months then ended included in CTWS’s Quarterly Report on Form 10-Q for the fiscal quarter then ended, the audited consolidated financial statements of SJW for the year ended December 31, 2018 included in SJW’s Annual Report on Form 10-K for the fiscal year then ended, and the audited consolidated financial statements of CTWS for the year ended December 31, 2018 included in CTWS’s Annual Report on Form 10-K for the fiscal year then ended. Assumptions and estimates underlying the pro forma adjustments are described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which should be read in conjunction with the Pro Forma Financial Statements. Since the Pro Forma Financial Statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the CTWS Acquisition may differ materially from the information presented herein. These preliminary estimates are subject to change pending further review of the assets acquired and the liabilities assumed.

The CTWS Acquisition is reflected in the Pro Forma Financial Statements as an acquisition of CTWS by SJW, based on the guidance provided by GAAP for business combinations. In accordance with such accounting guidance, the preliminary purchase price is calculated as described in Note 3 to the Pro Forma Financial Statements, and the CTWS assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of assets acquired and liabilities assumed, SJW has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the transaction, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised when SJW has completed detailed fair value valuations and additional analyses and the final purchase price allocation is determined. As such, the final purchase price allocation may differ materially from the preliminary purchase price allocation presented herein.

Transaction costs recorded by SJW and CTWS in each of the respective companies’ June 30, 2019 unaudited condensed consolidated financial statements and December 31, 2018 audited consolidated financial statements have been excluded from the Pro Forma Statement of Operations for the six months ended June 30, 2019 and the year ended December 31, 2018 as they reflect non-recurring charges directly related to the transaction. However, the transaction costs recorded in the SJW and CTWS unaudited condensed consolidated financial statements as of June 30, 2019 and the estimated remaining transaction costs are reflected in the Pro Forma Balance Sheet as an increase to liabilities and a decrease to income taxes payable (for the deductible portion) and retained earnings as of June 30, 2019.

The Pro Forma Financial Statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies, or other restructuring costs or restructuring related cost savings that could result from the CTWS Acquisition. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions or commitments made to regulatory authorities that may impact the Pro Forma Financial Statements subsequent to the closing of the transaction. In addition, the Pro Forma Financial Statements do not purport to project the future financial position or operating results of the combined company.

CTWS’s regulated operations are comprised of water and waste water service activities. The operations are subject to the rate-setting authority of the Connecticut Public Utilities Regulatory Authority in Connecticut and the Maine Public Utilities Commission in Maine and are accounted for pursuant to GAAP, including the GAAP guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for CTWS’s regulated operations provide revenues derived from costs, including a return on investments of assets included in rate base. The fair values of CTWS’s tangible and intangible assets that are subject to these rate-setting provisions will be determined when detailed asset information can be obtained and a fair value analysis can be performed. The amounts presented in the Pro Forma Financial Statements for CTWS’s regulated utility plant tangible and intangible assets are presented at carrying value. Fair value amounts may differ materially from the carrying value of the CTWS assets presented herein once the fair value analysis is completed.

Note 2. Reclassification Adjustments

Certain CTWS historical consolidated financial statement information has been reclassified in the Pro Forma Financial Statements to conform to the historical consolidated financial statement presentation of SJW. Additionally, based on SJW’s review of CTWS’s summary of significant accounting policies disclosed in CTWS’s unaudited condensed consolidated financial statements as of June 30, 2019 and for the six months then ended and CTWS’s audited consolidated financial statements for the year ended December 31, 2018, and based on preliminary discussions with CTWS’s management, certain historical consolidated financial information has been reclassified in the Pro Forma Financial Statements to conform the CTWS accounting policies and presentation to those of SJW.

The following reclassification adjustments have been made to the CTWS financial information in the Pro Forma Balance Sheet as of June 30, 2019 (in thousands):

	Pro Forma Balance Sheet
	Reclassification Adjustments (Increase/(Decrease))
	As of June 30, 2019
Account Description	Reclass Utility Plant	Reclass Investments	Reclass Customer Accounts Receivable	Reclass Prepaid Income Taxes	Reclass Current Regulatory Assets	Reclass Payroll	Reclass Unfunded Future Income Taxes
Land	$15,788	—	—	—	—	—	—
Depreciable plant and equipment	$874,378	—	—	—	—	—	—
Non depreciable plant and equipment	$110,112	—	—	—	—	—	—
Utility Plant	$(1,000,278)	—	—	—	—	—	—
Nonutility plant	—	$(12,335)	—	—	—	—	—
Investments	—	$12,335	—	—	—	—	—
Accounts receivable- Customers, net	—	—	$(734)	—	—	—	—
Accounts receivable- Other	—	—	$734	$250	—	—	—
Current regulatory asset	—	—	—	—	$11,931	—	—
Other current assets	—	—	—	$(250)	$(8,519)	—	—
Other noncurrent assets	—	—	—	—	—	—	—
Accounts payable	—	—	—	—	—	$(2,056)	—
Accrued payroll	—	—	—	—	—	$2,056	—
Deferred charges and other costs	—	—	—	—	$(3,412)	—	—
Deferred income taxes	—	—	—	—	—	—	$73,229
Unfunded Future Income Taxes	—	—	—	—	—	—	$(73,229)

The following reclassification adjustments have been made to the CTWS historical financial information in the Pro Forma Statement of Operations for the six months ended June 30, 2019 (in thousands):

	Pro Forma Statement of Operations
	Reclassification Adjustments (Increase/(Decrease))
	For the six months ended June 30, 2019
Account Description	Reclass Other Income	Reclass Operations and Maintenance	Reclass Non-Service Pension Cost	Reclass AFUDC Interest	Reclass SERP Expense	Reclass Income Taxes	Reclass Total
Purchase water	—	$654	—	—	—	—	$654
Other production expenses	—	$6,418	—	—	—	—	$6,418
Operations and maintenance	—	$(25,725)	—	—	—	—	$(25,725)
Administrative and general	—	$13,272	—	—	$383	—	$13,655
Maintenance	—	$5,381	—	—	—	—	$5,381
Interest on long-term debt	—	—	—	$(1,407)	—	—	$(1,407)
Pension non-service cost	—	—	$128	—	—	—	$128
Other, net	$177	—	$(128)	$1,407	$383	$(373)	$1,466
Provision for income taxes	$177	—	—	—	—	$(373)	$(196)

The following reclassification adjustments have been made to the CTWS Pro Forma Statement of Operations for the year ended December 31, 2018 (in thousands):

	Pro Forma Statement of Operations
	Reclassification Adjustments (Increase/(Decrease))
	For the year ended December 31, 2018
		Reclass
	Reclass	Operations	Reclass	Reclass	Reclass	Reclass
	Other	and	Non-Service	AFUDC	SERP	Income	Reclass
Account Description	Income	Maintenance	Pension Cost	Interest	Expense	Taxes	Total
Purchase water	—	$1,900	—	—	—	—	$1,900
Other production expenses	—	$12,867	—	—	—	—	$12,867
Operations and maintenance	—	$(52,006)	—	—	—	—	$(52,006)
Administrative and general	—	$26,356	—	—	$865	—	$27,221
Maintenance	—	$10,883	—	—	—	—	$10,883
Merger related expenses	—	—	—	—	—	$180	$180
Interest on long-term debt	—	—	—	$(901)	—	—	$(901)
Pension non-service cost	—	—	$(1,214)	—	—	—	$(1,214)
Other, net	$398	—	$1,214	$901	$865	$(392)	$2,986
Provision for income taxes	$398	—	—	—	—	$(572)	$(174)

Upon completion of the CTWS Acquisition, further review of CTWS’s historical consolidated financial statements and accounting policies may result in additional reclassifications to CTWS’s historical financial information to conform to the accounting policies and presentation of SJW.

Note 3. Preliminary Purchase Price

On the terms and subject to the conditions contained in the Merger Agreement and upon completion of the transaction contemplated by the Merger Agreement, SJW acquired all of the outstanding shares of CTWS stock and cash settled approximately $1.9 million in estimated employee compensation awards, for total consideration of approximately $846.9 million dollars. The CTWS stock was acquired for $70.00 per CTWS common outstanding share. The Pro Forma Financial Statements assume that SJW will finance the acquisition with gross proceeds from newly issued common equity shares of approximately $426.9 million, net of $15.9 million of offering costs, and the issuance of $439.9 million in new fixed rate term loans, net of $4.0 million of debt issuance costs. Each CTWS restricted share unit, CTWS deferred share unit, CTWS performance share unit and CTWS performance cash unit will be treated in a manner specific to such awards as described in the Merger Agreement.

The preliminary purchase price for the merger is estimated as follows:

June 30, 2019
CTWS common shares outstanding (in thousands):	12,072
Purchase Price per share	$70.00

Total purchase price for common stock (in thousands)	$845,040
Cash settled compensation awards (in thousands)	$1,900

Total Purchase Price (in thousands)	$846,940

The preliminary purchase price was computed using CTWS’s outstanding shares as of June 30, 2019, including outstanding common stock equivalent shares and restricted stock shares.

Note 4. Preliminary Purchase Price Allocation

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes certain pro forma adjustments to the fair values of CTWS’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in thousands):

	June 30, 2019		Purchase
	CTWS Historical	Fair Value	Price
	As Adjusted	Adjustments	Allocation
Utility plant, net	$756,380	—	$756,380
Nonutility plant, net	$579	—	$579
Current assets	$43,807	$367	$44,174
Investments	$12,335	—	$12,335
Regulatory assets and deferred charges, less current portion	$100,976	$13,536	$114,512
Other intangible assets	$—	$15,000	$15,000
Other assets	$947	—	$947
Goodwill	$66,403	$542,798	$609,201

Total assets acquired	$981,427	$571,701	$1,553,128

Long-term debt	$256,916	$14,732	$271,648
Current liabilities, including maturities of long-term debt	$95,915	$448	$96,363
Deferred income taxes	$106,106	—	$106,106
Regulatory liabilities	$29,386	—	$29,386
Post retirement benefit plans	$32,096	$5,156	$37,252
Contributions in aid of construction and construction advances	$161,109	—	$161,109
Other long-term liabilities	$4,324	—	$4,324

Total liabilities assumed	$685,852	$20,336	$706,188

Assumed equity	$295,575	$551,365	$846,940

Note 5. Adjustments to the Pro Forma Financial Statements

Adjustments to the Pro Forma Balance Sheet

(a)    Intangible Assets. The pro forma adjustment reflects the fair value of an identified acquired intangible asset for non-regulated operations that consists of customer relationships ($15,000). The asset was valued using the Excess Earnings Method. The fair value estimate is preliminary and determined based on assumptions that a market participant would use in pricing an asset using the most advantageous market (i.e., the highest and best use). The final fair value determination of the customer relationships intangible asset may differ materially from this preliminary estimate. See also Note 5(k)

(b)    Regulatory Assets and Deferred Charges. The pro forma adjustment reflects a net increase to regulatory assets ($367 thousand in current regulatory assets and $13.5 million in regulatory assets and deferred charges) to reflect the write-up to fair value of the long-term debt of CTWS’s regulated subsidiaries (an increase to current portion of long-term debt and a decrease to long-term debt of $367 thousand and $9.3 million, respectively) and the elimination of $4.3 million in unamortized debt issuance costs and acquisition fair value adjustments related to prior acquisitions. See also Note 5(d).

(c)    Acquisition Goodwill. The pro forma adjustment reflects a preliminary estimate of the purchase price paid over the fair value of CTWS’s identifiable assets acquired and liabilities assumed (the “Acquisition Goodwill”). The Acquisition Goodwill was calculated as follows (in thousands):

Preliminary Purchase Price	$846,940
Less: Fair value of net assets acquired (*)	$(237,739)

Pro forma goodwill	$609,201

(*)	After elimination of CTWS goodwill

(d)    Long-Term Debt. The pro forma adjustment reflects an estimated net increase in SJW long-term debt of $439.9 million for the CTWS Acquisition, $9.8 million to partially finance CTWS transaction costs, and $60.0 million to partially refinance certain CTWS short-term borrowings on its existing lines of credit, offset by $4.0 million of estimated new deferred debt issuance costs.. See also Note 5(l).

The pro forma adjustment also reflects fair value adjustments to increase CTWS’s parent company long-term debt (current portion of long-term debt and long-term debt of $81 thousand and $1.1 million, respectively) and to increase CTWS’s regulated companies’ long-term debt (current portion of long-term debt increase and long-term debt of $367 thousand and $9.3 million, respectively) based on prevailing market prices for the individual debt securities as of June 30, 2019. In addition, unamortized debt issuance costs and acquisition fair value adjustments related to prior acquisitions of $61 thousand for the parent company and $4.3 million for the regulated operating companies were eliminated upon the fair value re-measurement.

The final fair value determination of assumed long-term debt will be based on prevailing market prices upon completion date of the CTWS Acquisition. The resulting adjustment to parent company debt will be amortized as an adjustment to interest expense over the remaining life of the debt, as described in Note 5(l). The adjustment related to regulated company debt will be offset by a decrease to regulatory assets such that amortization of the two adjustments will be offsetting with no effect on earnings. The preliminary estimated annual fair value debt premium amortization adjustment for the parent company is $106 thousand. This preliminary estimate is based on the preliminary fair value re-measurement of parent company long-term debt and may differ materially when the final long-term debt fair value adjustment is completed.

(e)    Accounts Payable. The pro forma adjustment represents an accrual for estimated non-recurring transaction costs of $23.4 million for the combined companies to be incurred subsequent to June 30, 2019, of which $20.3 million, net of a $3.1 million income tax deduction, is being recorded as an adjustment to retained earnings. See also Note 5(i).

(f)    Accrued Taxes. The pro forma adjustment for accrued taxes represents the deductible portion ($3.1 million) of certain acquisition costs based on the estimated post-transaction composite statutory tax rate of 28%. See also Note 5(i)

(g)    Other Current Liabilities. In connection with the CTWS Acquisition, a certain CTWS officer is eligible to receive severance and other separation benefits related to a preexisting employment agreement with a double-trigger provision. The double-trigger agreement result in cash payments to the officer following the occurrence of two events: a change of control (as defined) and the named officer experiences a qualifying termination of employment other than for cause, death, or attainment of age 65, by the company or by the participant for good reason, where good reason includes a walk right allowing separation by the officer for no reason at all at the closing of a merger or as of a specified date following such closing. The fair value of such officer liability is estimated to be $5.2 million. The amount has been calculated assuming the CTWS Acquisition was completed on December 31, 2018 and, where applicable, the officer experienced a qualifying termination of employment on such date using a price per share of CTWS stock of $70.00 (the acquisition consideration). The estimate is based on multiple assumptions that may or may not occur and as a result, the actual amount may differ in material respects from the estimate. Further, the adjustment does not include the elimination of the post retirement benefit plan unrecognized gains/losses and prior service cost.

(h)    Deferred Income Taxes. The pro forma adjustment includes the elimination of $5.6 million of deferred tax assets related to transaction costs that will become non-deductible upon close of the transaction. See also Note 5 (i)

The estimated rate is different than SJW’s effective tax rate for the six months ended June 30, 2019, which includes, among other items, the reversal of excess deferred income taxes that originated due to revaluation of deferred tax assets and liabilities in accordance with the 2017 Tax Cuts and Jobs Act. In addition, the composite statutory rate does not take into account any historical or future tax events that may impact the combined company. See also Note 5(m).

(i)    Shareholders’ Equity. The pro forma balance sheet reflects the elimination of CTWS’s historical equity balances as of June 30, 2019, including the elimination of 12.1 million outstanding CTWS common shares.

Pro forma retained earnings were reduced by $20.3 million (net of tax, with the tax benefit of $3.1 million reflected as an decrease in accrued taxes and the pre-tax amount of $23.4 million reflected as an increase in accounts payable) for remaining estimated transaction costs of the combined companies, less the deductible portion of such costs, directly related to the CTWS Acquisition that will be expensed. Incurred and remaining estimated transaction costs have been excluded from the Pro Forma Statements of Operations for the six months ended June 30, 2019 and the year ended December 31, 2018 as they reflect non-recurring charges directly related to the CTWS Acquisition. See also Note 5(e)

Pro forma retained earnings were also reduced $5.6 million for existing SJW deferred tax assets recorded for incurred transaction costs that become nondeductible upon close of the transaction. The tax impact of CTWS transaction costs is already recorded as a nondeductible item. See also Note 5(h) and 5(m).

Adjustments to the Pro Forma Statement of Operations

(j)    Transaction Costs. The pro forma adjustment reflects the elimination of historical acquisition-related transaction costs of $7.4 million incurred by SJW and CTWS during the six months ended June 30, 2019 and $29.6 million incurred by SJW and CTWS during the year ended December 31, 2018. The transaction costs consist principally of legal and advisory fees and have been eliminated as they are directly related to the CTWS Acquisition and are non-recurring in nature.

(k)    Amortization of intangible assets. The pro forma adjustment represents the amortization of the fair value adjustment related to a finite-lived, identified intangible asset. The asset, customer relationships, is being amortized on a straight-line basis over a 15-year estimated useful life. The preliminary estimated annual fair value intangible asset adjustment is $500 thousand for the six months ended June 30, 2019 and $1.0 million for the year ended December 31, 2018. See also Note 5(a). The final amortization amount will be determined once a final fair value determination of the customer relationship intangible asset is completed.

(l)    Interest expense. The pro forma adjustment reflects a net increase in interest expense related to the estimated $510.0 million in new and the related amortization of the estimated 4.0 million in new deferred debt issuance costs, and the amortization of $1.3 million related to the fair value adjustment to parent company debt. Interest expense includes $8.3 million and $16.7 million for the six month period ended June 30, 2019 and the year ended December 31, 2018, respectively, related to the CTWS Acquisition and debt financings. The pro forma adjustments assume an interest rate of 3.18% per annum on the Debt Financing. New debt issuance costs are being amortized over a period of 12 years in the Pro Forma Statements of Operations. The annual amortization is $337 thousand.

The pro forma adjustment also reflects a net increase in annual interest of $106 thousand as a result of amortization of the fair value adjustments related to CTWS’s parent company long-term debt. The $1.3 million fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the average amortization period being approximately 12 years. The final fair value determination will be based on prevailing market interest rates at the completion of the CTWS Acquisition, and the necessary fair value adjustment will be amortized as an adjustment to interest expense over the remaining life of the individual debt issuances. See also Note 5(d).

(m)    Income Tax Expense. The pro forma adjustment includes the income tax effects of the pro forma adjustments for the six months ended June 30, 2019 and the year ended December 31, 2018, calculated using an estimated statutory composite income tax rate of 28%, except for CTWS merger related expenses which were recorded as nondeductible tax items in the CTWS June 30, 2019 and December 31, 2018 consolidated financial statements. The estimated statutory composite rate will not be applied to such expenses as no tax benefit was taken when the merger expenses were incurred.

(n)    Shares Outstanding. The pro forma shares outstanding reflect the elimination of CTWS‘s common stock, including outstanding CTWS common stock equivalents and restricted shares reported as outstanding at June 30, 2019. The share repurchase does not consider payment for fractional shares, if any, which may exist at the time the CTWS acquisition closes.

The pro forma weighted average number of basic and diluted common shares outstanding for the six months ended June 30, 2019 and the year ended December 31, 2018 reflects the SJW weighted average number of basic and diluted shares outstanding during each period, assuming that the SJW December 2018 share issuance occurred on January 1, 2018. The pro forma weighted average number of basic and diluted shares outstanding also reflects the elimination of CTWS common shares outstanding as of January 1, 2018.

The pro forma weighted average number of basic and diluted shares is calculated as follows (in thousands):

Pro Forma Basic Earnings Per Share (in thousands):	June 30, 2019	December 31, 2018
SJW weighted average shares outstanding (WASO)	28,432	21,214
New offering shares excluded from WASO	—	7,174

Pro forma basic weighted average shares outstanding	28,432	28,388

Pro Forma Diluted Earnings Per Share (in thousands):
SJW weighted average shares outstanding (WASO)	28,517	21,332
New offering shares excluded from shares in WASO	—	7,174

Diluted weighted average shares outstanding	28,517	28,506